UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2010

KB HOME
 (Exact name of registrant as specified in its charter)

Delaware	1-9195	95-3666267
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Wilshire Boulevard, Los Angeles, California	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 231-4000

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)	Fiscal Year 2011 Long-Term Incentive Award.

In connection with the hiring of Jeff J. Kaminski as executive vice president and chief financial officer, KB Home (the “Company”) agreed to grant to him a fiscal year 2011 long-term incentive award valued at $800,000, as reported in the Company’s Current Report on Form 8-K dated May 26, 2010. To meet this commitment, effective October 25, 2010, the management development and compensation committee of the Company’s board of directors (the “Committee”) approved a long-term incentive award for Mr. Kaminski of $45,000 in restricted cash, which supplements the 118,000 options to purchase shares of KB Home common stock and the $215,000 in restricted cash that the Committee approved for Mr. Kaminski on October 7, 2010, as reported in the Company’s Current Report on Form 8-K dated October 13, 2010. The entirety of Mr. Kaminski’s fiscal year 2011 long-term incentive restricted cash award of $260,000 will vest in full on October 7, 2013 if Mr. Kaminski remains employed by KB Home or a subsidiary. The foregoing description of Mr. Kaminski’s restricted cash award is qualified by reference to the form of restricted cash award agreement incorporated as an exhibit to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.61	Form of Fiscal Year 2011 Restricted Cash Award Agreement, filed as an exhibit to the Company’s Current Report on Form 8-K dated October 13, 2010, is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2010

KB Home

By: /s/ Thomas F. Norton
Thomas F. Norton
Senior Vice President, Human Resources

EXHIBIT INDEX

Exhibit No.	Description
10.61	Form of Fiscal Year 2011 Restricted Cash Award Agreement, filed as an exhibit to the Company’s Current Report on Form 8-K dated October 13, 2010, is incorporated by reference herein.